                                                                      EXHIBIT 12


                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)

                                                                           For the Year Ended
                                                                           September 30, 2000
                                                                    ---------------------------------

Net income                                                                       $472.4
Provision for income taxes                                                        338.9
Undistributed earnings of partially-owned affiliates                              (16.3)
Minority interests in net earnings of subsidiaries                                 44.4
Amortization of previously capitalized interest                                     6.0
                                                                               ---------
                                                                                  845.4
                                                                               ---------

Fixed charges:
      Interest incurred and amortization of debt expense                          140.1
      Estimated portion of rent expense                                            55.7
                                                                               ---------
Fixed charges                                                                     195.8
Less:  Interest capitalized during the period                                     (10.0)
                                                                               ---------
                                                                                  185.8
                                                                               ---------

Earnings                                                                       $1,031.2
                                                                               =========


Ratio of earnings to fixed charges                                                  5.3
                                                                               =========





           For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.